Exhibit 10.37

Portions of this agreement have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Redactions are indicated with “[***].”

Master Service and Technology Agreement

THIS AGREEMENT is effective on the date of the last signature of the Parties (this “Agreement”).

Parties

(1)	Prevail InfoWorks, Inc. is a corporation having its principal place of business at 211 North 13th Street, Suite 600, Philadelphia, PA 19107-1610, USA (“Prevail”); and

(2)	Kairos Pharma Limited is a corporation having its principal place of business at 2355 Westwood Blvd. #139, Los Angeles, CA 90064 (“Company”).

(3)	Prevail and Company may be individually referred to as a “Party” or collectively as the “Parties.”

Background

(1)	Prevail provides clinical research services to life science companies and has developed certain software applications and platforms, which it makes available to customers as a service via the Internet for a fee for the purpose of managing their clinical trials and analyzing the data from them.

(2)	Company wishes to use Prevail’s services in its business operations.

(3)	Prevail has agreed to provide and Company has agreed to use and pay for Prevail’s services and technologies subject to the terms and conditions of this Agreement.

Agreed terms

1.	Definitions

The definitions set forth in this clause apply in this Agreement.

Applicable Laws: all supranational, national, state, and local laws and regulations including, without limitation, the regulations and guidelines of the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. 301, et. seq.) (the “FDA Act”), and, as applicable, accepted standards of practice that may be applicable to a Study or the Services including but not limited to:

(a) the FDA Act and other FDA regulations, policies, and guidelines in effect from time-to-time governing investigational drugs;

(b) all International Conference on Harmonization (ICH) guidance documents as appropriate including ICH E6: Guidelines on Good Clinical Practice (ICH/GCP);

(c) United States Federal anti-kickback statutes and related safe harbor regulations; a and

(d) all relevant anti-corruption and anti-bribery laws (including, without limitation, the Federal Corrupt Practices Act and UK Anti-Bribery Act).

Company Data: the data generated in the clinical trial or trials referenced in an executed SOW, if applicable, as well as data imported or inputted by Company, Authorized Users, or Prevail or others on Company’s behalf in connection with the Services or facilitating Company’s use of the Services.

Authorized Users: those officers, directors, employees, agents, and independent contractors of Company who are Authorized by Company to use the Services and the Documentation, as further described in clause 3.

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Business Day: any day which is not a Saturday, Sunday, or public holiday in the USA.

Confidential Information: is defined in clause 11.

Debarment Act: the Generic Drug Enforcement Act of 1992, as amended, 21 U.S.C. §§ 306.

Documentation: the documents made available to Company by Prevail from time to time which set out a description of the Services and the user instructions for the Services, including any executed SOWs.

Effective Date: the effective date of this Agreement as specified above.

Fees: the fees payable by Company to Prevail for the Software and Services, as set forth in Statement of Work No.1 attached hereto and any other executed SOWs.

Initial Term: the initial term of this Agreement is 30 months.

Normal Business Hours: 8:00 a.m. to 5:00 p.m. Eastern Time, USA, each Business Day.

Renewal Period: the period described in clause 14.1.

Services: the services and Software provided by Prevail to Company under this Agreement as set forth in a Statement of Work attached hereto and any other executed Statements of Work.

Software: the online software applications provided by Prevail as part of the Services.

Study Invention: any discovery, invention, technology, copyright, know how, method, result, data, material, information, concept, or idea, whether or not patentable, that Company or Prevail or their respective employees, agents, and/or subcontractors, either along or jointly, makes conceives, creates, develops, or reduce to practice as a result of the use of the Company’s investigational product in a study: (a) conducting a Study, (b) performing any obligations or activities assigned to such Party or Parties in connection with this Agreement or any Study, or (c) using Company’s investigational product or Confidential Information. “Study Invention” shall not include any inventions, processes, patents, know-how, trade secrets, improvements, other intellectual property and assets, including but not limited to analytical methods, procedures and techniques, procedure manuals, data, computer technical expertise, hardware and/or software, which (i) have been independently developed by Prevail, (ii) relate to Prevail’s business or operations, and (iii) and are used, improved, modified or developed by Prevail under or during the term of this Agreement, without any reference to Company’s investigational product or Confidential Information.

Term: period of time between the commencement of this Agreement and its expiration or termination, whichever is earlier.

User Subscriptions: the user subscriptions purchased by Company pursuant to clause 5 which entitle Authorized Users to access and use the Services and the Documentation in accordance with this Agreement.

2.	Scope of Services

During the Initial Term and any Renewal Period, and from time to time, Company may purchase Services from Prevail that will be set forth in a Statement of Work (“SOW”) agreed to and duly executed by both Parties, beginning with SOW 1 attached hereto. Each executed SOW shall be governed by this Agreement and include: (i) description of Services to be provided, (ii) fee and payment schedule for the Services and a reasonably detailed budget, (iii) description of deliverables to be delivered by Prevail and their intended use, and (iv) a project timeline. Any changes or modifications to the SOW shall be mutually agreed upon in writing by the Parties as provided for in this Agreement. Once executed by both Parties, each SOW shall be deemed incorporated into this Agreement by reference. There will be no limit to the number of SOWs that may be added to this Agreement. In the event that the terms of an executed SOW conflict with the terms of this Agreement, the terms of this Agreement shall govern unless the SOW specifically references Section 2 of this Agreement and indicates such specific terms of the SOW shall govern.

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3.	Changes to Scope of Services

In the event that Company would like Prevail to alter the Services under a given SOW or the assumptions underlying the budget, the Parties shall enter into a signed written amendment to the SOW prior to the provision of said Services. Prevail has no obligation to perform and Company has no obligation to pay for any additional or modified Services absent written amendment to the SOW by the Parties with respect thereto.

4.	Investigators

If the Services described in a particular SOW require Prevail to pay Sites and/or Investigators to perform a Study on Company’s behalf, Company acknowledges and agrees Prevail will only pay Investigators from advances or pre-payments received from Company for Investigators’ services, and that Prevail will not make payments to Investigators prior to receipt of sufficient funds from Company. Company further acknowledges and agrees that payments for Investigators’ services are expenses payable to third parties, are their sole responsibility and are separate from payments for Prevail Services.

5.	Technology User subscriptions

Subject to the terms and conditions set forth in this Agreement and SOWs duly signed by both Parties (including the attached SOW 1), Prevail hereby grants to Company a non-exclusive, non-transferable right to permit Authorized Users to use the Services and the Documentation during the Term solely for Company’s product research, development and commercialization and business operations (which, for the avoidance of doubt, shall include use by Company’s Authorized Users in connection with Company’s clinical studies). Company may, from time to time during any Subscription Term, purchase additional User Subscriptions in excess of the number set out in a SOW and Prevail shall grant access to the Services and the Documentation to such additional Authorized Users in accordance with the provisions of this Agreement.

6.	Company data

6.1	As between Company and Prevail, Company shall solely own all rights, title, and interest in and to all Company Data and shall have sole responsibility for the legality, reliability, integrity (as collected, but not as stored in the Software), accuracy and quality of Company Data.

6.2	Company Data will be hosted, under Prevail’s responsibility, in a secure data center certified as ISO/IEC 27001:2013 and SOC 2, for computing infrastructures and security. Prevail shall follow its archiving procedures for Company Data as set out in its standard operating procedures (SOPs) and back-up policy which include hosting Company Data at another location in a second secure data center, as such documents may be amended by Prevail in its sole discretion from time to time, provided that such amendments do not result in a lower standard for secured hosting of Company Data or adding exceptions to Prevail’s responsibility to store Company Data in two secured data centers in different locations. Upon Company’s written request, Prevail shall allow Company to review such SOPs and back-up policies relating to hosting of Company’s Data. Except in case of breach of its obligations under this Agreement or under applicable law, gross negligence or willful misconduct, in the event of any loss or damage to Company Data, Company’s sole and exclusive remedy shall be for Prevail to use reasonable commercial endeavors to restore the lost or damaged Company Data from the latest back-up of such Company Data maintained by Prevail in accordance with the archiving procedure described in its SOPs and back-up policy, a summary of which is set forth in Schedule 1.

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6.3	Further, in the event of any data breach or circumstance in which Company Data is lost, damaged or compromised, Prevail shall notify Company within 48 hours of such breach, including informing Company of the extent of such breach, the extent to which Company data has been harmed, and steps being taken by Prevail to remedy the situation.

7.	Prevail’s obligations

7.1	Prevail shall, during the Term, provide the Services and make available the Documentation to Company subject to the terms of this Agreement, Applicable Laws, and Prevail’s applicable Standard Operating Procedures (“SOP”) unless other SOPs are identified within a SOW.

7.2	Prevail undertakes that the Services will be performed substantially in accordance with the Documentation and with reasonable skill and care.

7.3	Prevail represents and warrants that it has not been debarred and has not been convicted of a crime which could lead to debarment, under the Debarment Act. In the event that Prevail or any of its officers, directors, or employees becomes debarred or receives notice of action or threat of action with respect to its debarment, Prevail shall notify Company immediately in writing.

7.4	Prevail shall make the Software available 24 hours a day, seven days a week, except for:

(a)	planned maintenance carried out during the maintenance window of 10:00 pm to 2:00 am Eastern Time, USA; and

(b)	unscheduled maintenance performed outside Normal Business Hours, provided that Prevail has used reasonable endeavors to give Company at least six (6) Normal Business Hours’ notice in advance.

7.5	Prevail will, as part of the Services and at no additional cost to Company, provide Company with Prevail’s standard customer support services in accordance with Prevail’s support services policy in effect at the time that the Services are provided. Prevail may amend the support services policy in its sole and absolute discretion from time to time, provided that Prevail will provide Company notice if the change is material and will not reduce an agreed upon support level during the effective period of a SOW for Services. Unless stated otherwise in an applicable SOW, Prevail’s standard support includes phone support for Authorized Users in the geographies where the clinical study(ies) identified in the SOW is being conducted. The support is provided by trained Tier 1 support staff on a 24/7/365 basis, who can escalate to Tier 2 support when needed during Normal Business Hours, and all support is governed by Prevail’s internal Quality Assurance SOPs, which SOPs shall be available for Company’s review upon request. Company may elect to purchase enhanced support services separately at Prevail’s then current rates.

7.6	Prevail will provide the following technical service levels:

(a) downtime shall exclude regularly scheduled maintenance agreed upon in writing by both Parties.

(b) Priority Level Definitions:

(i) Critical: defined as any problem that completely prevents the operation of the Software or Services and for which there is no work-around.

(ii) Priority: defined as any problem that substantially restricts the operations of the Software or Services for which there is no alternative solution or work- around.

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(iii) General: defined as any problem that does not substantially restrict the operations of the Software or Services or any other error for which there is an alternative solution or work-around.

Priority Level	Description	Initial Response Time from Notification	Status Updates	Targeted Resolution
Critical	See Definition	15 minutes	Every Hour	As soon as possible not to exceed 4 hours

Priority	See Definition	30 minutes	4 Hours	8 Business hours

General	See Definition	60 minutes	24 Hours	48 hours unless otherwise agreed upon by both parties

The Initial Response Times in the above chart commence from the time Company first notifies Prevail of the problem or failure, while the other times commence from the earlier of first notification by Company of the problem or failure or Prevail otherwise becoming aware of the problem or failure.

7.7	Prevail represents and warrants that it has implemented, uses, and will maintain:

(a)	such level of security measures, consistent with up-to-date industry standards, to (i) defend against viruses, worms, Trojan horses or other harmful computer code, files, scripts, agents or software that may hinder Company access to and/or damage, interfere with or disrupt the integrity of the Company Data; (ii) help to avoid risk of any third party’s unauthorized access to Company Data (including anti-malware controls); and (iii) protect against loss of Company Data due to power supply failure or line interference;

(b)	appropriate technical and organizational measures, internal controls, and information security routines intended to protect Company Data against accidental loss, destruction, or alteration; unauthorized disclosure or access; or unlawful destruction;

(c)	data recovery procedures, including regular and multiple copies of Company Data (in different places) from which Company Data may be recovered; such redundant storage and Prevail procedures for recovering data are designed to attempt to reconstruct Company Data in its original or last-replicated state from before the time it was lost or destroyed;

(d)	reviews of data recovery procedures at least every twelve months; and

(e)	measures aimed at protecting Company Data against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure, or access, and against all unlawful forms of processing; in addition, Prevail agrees that only Prevail’s or its subcontractors’ technical support personnel are permitted to have access to Company Data when required to perform their job functions.

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If Prevail becomes aware of any unlawful access to any Company Data stored by and/or on behalf of Prevail, or unauthorized access to such equipment or facilities resulting in loss, disclosure, or alteration of Company Data (“Security Incident”), Prevail will promptly (1) notify Company of the Security Incident; (2) investigate the Security Incident and provide Company with detailed information about the Security Incident; and (3) promptly take reasonable steps to mitigate the effects and to minimize any damage resulting from the Security Incident. Prevail shall cooperate fully with Company, with its authorized agent and with any regulatory agency and/or any law enforcement agency in the investigation and remediation of such Security Incident. All notices and communications to Company relating to a suspected, alleged, or actual Security Incident shall be the Confidential Information of Company.

7.8	Prevail represents and warrants that, to the extent applicable, it shall comply with the U.S. Health Insurance Portability and Accountability Act, as amended (“HIPAA”), with respect to protected health information as defined under HIPAA, and any other applicable data privacy and protection laws relevant to the Services. Prevail shall limit its use, onward transfer, and further disclosure of any protected personal information to only those activities specified in this Agreement, an executed SOW, or otherwise expressly authorized by Company.

7.9	If the Services will involve the collection or processing of personal data (as defined by applicable data protection legislation) within the European Union, then Sponsor (or its designee) shall serve as the Data Controller and Prevail shall serve as the Data Processor of such personal data, as defined by the General Data Protection Regulation (Regulation (EU) 2016/679 Regulation of the European Parliament and the Council on the Protection of individuals with regard to the processing of personal data and on the free movement of such data) (“GDPR”), and Prevail shall act only under the instructions of the Sponsor in regard to such personal data. Within their respective roles, the Parties agree to comply with the requirements of the GDPR.

8.	Company’s obligations

Company shall:

(a)	comply with all Applicable Laws;

(b)	remain responsible for any regulatory obligations not specifically and expressly transferred to Prevail under the applicable SOW or “transfer of obligations” form, which Prevail may provide under Applicable Law;

(c)	provide Prevail with reasonably necessary co-operation in relation to this Agreement, including access to such information as may be reasonably necessary for Prevail to render the Services; and

(d)	be solely responsible for procuring and maintaining its network connections and telecommunications links from its systems to Prevail’s data centers, and all problems, conditions, delays, delivery failures and all other loss or damage arising from or relating to Company’s network connections or telecommunications links or caused by the Internet.

9.	Fees and payment

Company shall pay the Fees to Prevail for the Services and Software in accordance with the executed SOW(s).

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10.	Intellectual Property

10.1	Company owns all right, title, and interest in and to any Study Inventions, regardless of the Party that makes, discovers, creates, or invents such Study Invention. Prevail hereby irrevocably and unconditionally assigns, and agrees to assign, to Company all of its right, title, and interest in and to all such Study Inventions (including those that are made, conceived, created, developed, or reduced to practice by Prevail, any of its employees or permitted subcontractors and any other intellectual property rights therein so as to vest in Company such right, title, and interest in and to such Study Inventions and any related patent claims and other intellectual property rights therein. If any intellectual property rights or other rights, including moral rights, in the Study Inventions cannot (as a matter of law) be assigned by Prevail to Company, then (i) Prevail unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against Company with respect to such rights, and (ii) to the extent Prevail cannot (as a matter of law) make such waiver, Prevail unconditionally grants to Company an exclusive, perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (1) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Study Inventions in any medium or format, whether now known or hereafter discovered, (2) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Study Inventions, and (3) to exercise any and all other present or future rights in the Study Inventions.

10.2	Company acknowledges and agrees that Prevail and/or its licensors own all intellectual property rights in the Services and the Documentation. Except as expressly stated herein, this Agreement does not grant Company any rights to, or in, patents, copyrights, database rights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights or licenses in respect to the Services or the Documentation.

10.3	Prevail represents and warrants that it has all the rights in relation to the Software, Services and the Documentation that are necessary to grant all the rights it purports to grant under, and in accordance with, the terms of this Agreement, and that the Software, Services, and Documentation, and Company’s access to and use of the Software, Services, and Documentation as contemplated by this Agreement, shall not infringe or misappropriate the intellectual property of any third party.

11.	Confidentiality

For the purposes herein, “Confidential Information” shall mean any non-public information relating to the business, operations and, more generally, any activities of a Party, that is clearly identified to a receiving Party as confidential information or which the receiving Party should reasonably understand to be confidential information under the circumstances, including know-how, trade secret and, in the case of Company, Company Data.

Each Party shall (i) maintain the confidentiality of the other Party’s Confidential Information, using, at a minimum, the same safeguards afforded its own confidential, proprietary trade secrets, but in no event less than reasonable care; (ii) use the other Party’s Confidential Information only to the extent required for the performance of this Agreement; (iii) restrict disclosure and access to the other Party’s Confidential Information only to its employees, suppliers, permitted subcontractors, advisors and consultants who have a need to know for the performance of this Agreement, provided that they are bound by confidentiality and restricted use obligations no less restrictive than those contained herein; and (iv) not disclose, provide, transfer, rent, sublicense, or otherwise make available any portion of the other Party’s Confidential Information to any third party except as permitted under (iii) above. The non-disclosure and restricted use obligations shall not apply to information which receiving Party can prove through competent proof (i) is now or hereafter known to the public through no fault of the receiving Party, (ii) was in the possession of the receiving Party prior to disclosure by the disclosing Party, (iii) has been properly obtained without restriction from a third party who is not bound by an obligation of confidentiality, (iv) is independently developed by receiving Party without reference to, use of or reliance upon the disclosing Party’s Confidential Information or (v) information disclosed by court order or as otherwise required by law or regulation, provided that the Party required to disclose the information provides prompt advance notice to enable the other Party to seek a protective order or otherwise to prevent such disclosure. The obligations in this article 11 shall continue indefinitely after the expiration or termination of this Agreement.

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12.	Limitation of liability

NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF REVENUE OR PROFITS (EXCLUDING FEES UNDER THE AGREEMENT), DATA, OR DATA USE. PREVAIL’S MAXIMUM LIABILITY FOR ANY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SOFTWARE OR SERVICES, WHETHER IN CONTRACT OR TORT, OR OTHERWISE, SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, THE TOTAL AMOUNTS ACTUALLY PAID TO PREVAIL FOR THE SOFTWARE AND SERVICES UNDER THIS AGREEMENT.

13.	Insurance

Each Party shall maintain in effect during the Term of this Agreement adequate forms and levels of insurance as may reasonably be expected by a going concern in the jurisdictions in which it conducts business.

14.	Term and termination

14.1	This Agreement shall commence on the Effective Date and shall continue for the Initial Term and, thereafter, this Agreement shall be automatically renewed for successive periods of 12 months (each a Renewal Period), unless:

(a)	either Party notifies the other Party of termination, in writing, at least 30 days before the end of the Initial Term or any Renewal Period, in which case this Agreement shall terminate upon the expiry of the applicable Initial Term or Renewal Period; or

(b)	otherwise terminated in accordance with the provisions of this Agreement;

and the Initial Term together with any subsequent Renewal Periods shall constitute the Term.

14.2	Without prejudice to any other rights or remedies to which the parties may be entitled, either Party may terminate this Agreement without liability to the other if the other Party commits a material breach of any of the terms of this Agreement and (if such a breach is remediable) fails to remedy that breach within 30 days of that Party being notified in writing of the breach.

14.3	Company may terminate this Agreement, and/or any SOW (or a portion thereof), at any time prior to completion of the Initial Term or Renewal Period by giving 30 days prior written notice to Prevail. Prevail shall promptly comply with the terms of such notice(s) to terminate work on the SOW (as applicable) and use its best efforts to limit any further cost to Company.

14.4	On termination of this agreement for any reason:

14.5	Company shall pay Prevail all invoiceable direct expenses and fees for Services performed and its costs incurred (as documented by invoices) as of the date of termination, in each case pursuant to this Agreement, and such other reasonable costs incurred to close out its work in the Study. If there are additional costs associated with any winding down period, those costs will be agreed to in writing by the Parties;

(a)	all licenses granted under this Agreement shall immediately terminate;

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(b)	each Party shall return and make no further use of any equipment, property, Documentation, and other items (and all copies of them) belonging to the other Party;

(c)	Company shall provide Prevail written instructions within 30 days, with which Prevail shall comply, to either return Company Data or dispose of Company Data at Company’s reasonable expense. If Company Data is being returned to Company, Prevail shall use reasonable commercial endeavors to deliver the then most recent back-up of Company Data to Company within 30 days of its receipt of such a written request, provided that Company has, at that time, paid all fees and charges outstanding at and resulting from termination (whether or not due at the date of termination); and

(d)	the accrued rights of the parties as of the time of termination, and the continuation after termination of any provision expressly stated to survive or implicitly surviving termination, shall not be affected or prejudiced.

15.	Entire agreement and Counterparts

This agreement, and any documents referred to in it, constitute the whole agreement between the parties and supersede any previous arrangement, understanding or agreement between them relating to the subject matter they cover.

This Agreement (including its SOWs) may be executed in any number of counterparts, all of which together shall constitute a single document. This Agreement and its SOWs may be executed by facsimile or digital file showing a Party’s signature (e.g., a .pdf). Such facsimile or digital file shall be deemed an original and fully enforceable and admissible in any legal proceeding.

16.	Modification and Assignment

No supplement or modification of this Agreement shall be binding unless executed in writing by both parties.

Neither Party shall, without the prior written consent of the other Party, assign, transfer, charge, or sub-contract all or any of its rights or obligations under this Agreement; provided that either Party may assign its rights and delegate its duties under this Agreement, in whole or in part, to an affiliate or to a successor to such Party’s business by merger, acquisition, purchase of the business related to this Agreement or other similar corporate transaction.

17.	Governing Law

This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, U.S.A. without regard to the conflicts of law provisions thereof.

18.	Notices

Any notice required to be given under this Agreement shall be in writing and shall be delivered by hand or overnight delivery to the other Party at its address set out in this Agreement, or such other address as may have been notified by that Party for such purposes.

This Agreement has been entered into on the date stated at the beginning of it.

Kairos Pharma Limited		Prevail InfoWorks, Inc.

By:	/s/ John S. Yu	By:	/s/ Jack Houriet
Name:	John S. Yu	Name:	Jack Houriet
Title:	CEO	Title:	CEO
Date:	August 1, 2024	Date:	August 1, 2024

Schedule 1— Summary of Business Continuity and Disaster Recovery Plan

All employees are trained and retrained annually on BC/DR procedures.

[***]

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STATEMENT OF WORK NO. 1

THIS STATEMENT OF WORK NO. 1 (“SOW 1”) is effective on the date of the last signature of the Parties (the “Effective Date”).

Parties

(1)	Prevail InfoWorks, Inc. is a corporation having its principal place of business at 211 North 13th Street, Suite 600, Philadelphia, PA 19107-1610, USA (“Prevail”); and

(2)	Kairos Pharma Limited is a corporation having its principal place of business at 2355 Westwood Blvd. #139, Los Angeles, CA 90064 (“Company”).

(3)	Prevail and Company may be individually referred to as a “Party” or collectively as the “Parties.”

Background

(1)	Prevail and Company (the “Parties”) entered into a Master Service and Technology Agreement on the same Effective Date (the “Agreement”).

(2)	Section 2 of the Agreement permits the Parties to enter into Statements of Work.

(3)	The Parties seek to enter into this Statement of Work.

WHEREFORE

The Parties herein agree that this SOW 1 is herein incorporated into the Agreement by reference as follows:

A.	PROJECT ASSUMPTIONS

Overall Assumptions
Protocol Number	IIT2021-12-Reckamp-Osi105
Indication	NSCLC
Phase	Phase I
Number of Sites	1
Number of Patients Screened	62
Number of Patients Enrolled	50
Number of Patients Completed	45
Number of Countries	1

[***]

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B.	PROJECT BUDGET

DIRECT EXPENSES
[***]
Total Direct Expenses (Prevail Technology and Services)	$1,501,147

INDIRECT/PASSTHROUGH EXPENSES (ESTIMATED)
[***]

Total Indirect/Passthrough Expenses (Estimated)	$2,782,500
[***]
TOTAL ESTIMATED BUDGET	$4,283,647

C.	PAYMENT TERMS AND INFORMATION

[***]

Invoices and Payment: Invoices shall include the protocol/project number and a detailed description of the deliverables for which Prevail is seeking payment, and payment shall be made in accordance with the above payment schedule. Prevail will email invoices to: Kairos Pharma Limited, Attention: John S. Yu at [***]. Company will pay Prevail by wire transfer, EFT, ACH and/or check as instructed on the invoice.

[***]

Kairos Pharma Limited		Prevail InfoWorks, Inc.

By:	/s/ John S. Yu	By:	/s/ Jack Houriet
Name:	John S. Yu	Name:	Jack Houriet
Title:	CEO	Title:	CEO
Date:	August 1, 2024	Date:	August 1, 2024

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STATEMENT OF WORK NO. 2

THIS STATEMENT OF WORK NO. 2 (“SOW 2”) is effective on the date of the last signature of the Parties (the “Effective Date”).

Parties

(4)	Prevail InfoWorks, Inc. is a corporation having its principal place of business at 211 North 13th Street, Suite 600, Philadelphia, PA 19107-1610, USA (“Prevail”); and

(5)	Kairos Pharma Limited is a corporation having its principal place of business at 2355 Westwood Blvd. #139, Los Angeles, CA 90064 (“Company”).

(6)	Prevail and Company may be individually referred to as a “Party” or collectively as the “Parties.”

Background

(4)	Prevail and Company (the “Parties”) entered into a Master Service and Technology Agreement on the same Effective Date (the “Agreement”).

(5)	Section 2 of the Agreement permits the Parties to enter into Statements of Work.

(6)	The Parties seek to enter into this Statement of Work.

WHEREFORE

The Parties herein agree that this SOW 2 is herein incorporated into the Agreement by reference as follows:

A.	PROJECT ASSUMPTIONS

Overall Assumptions	Phase II
Protocol Number	IIT2021-06-POSADAS-APA105
Indication	Prostate Cancer
Phase	Phase II
Number of Sites	3
Number of Patients Screened	125
Number of Patients Enrolled	100
Number of Patients Completed	90
Number of Countries	1

[***]

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B.	PROJECT BUDGET

DIRECT EXPENSES
[***]
Total Direct Expenses (Prevail Technology and Services)	$1,672,529

INDIRECT/PASSTHROUGH EXPENSES (ESTIMATED)
[***]
Total Indirect/Passthrough Expenses (Estimated)	$4,070,683
[***]
TOTAL ESTIMATED BUDGET	$5,743,212

C.	PAYMENT TERMS AND INFORMATION

[***]

Invoices and Payment: Invoices shall include the protocol/project number and a detailed description of the deliverables for which Prevail is seeking payment, and payment shall be made in accordance with the above payment schedule. Prevail will email invoices to: Kairos Pharma Limited, Attention: John S. Yu; email: [***]. Company will pay Prevail by wire transfer, EFT, ACH and/or check as instructed on the invoice.

[***]

Kairos Pharma Limited		Prevail InfoWorks, Inc.

By:	/s/ John S. Yu	By:	/s/ Jack Houriet
Name:	John S. Yu	Name:	Jack Houriet
Title:	CEO	Title:	CEO
Date:	August 1, 2024	Date:	August 1, 2024

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